Exhibit 99.1

Odysight.ai Inc. Announces Website Posting of CEO Letter to Shareholders

New Jersey, US, January 5, 2026 — Odysight.ai Inc. (NASDAQ:ODYS), a leader in AI-powered visual sensing and Predictive Maintenance (PdM) technologies, today announced that it had posted a CEO letter to shareholders on the Company’s investor relations website at https://www.odysight.ai/. The CEO letter to shareholders is reproduced below.

Dear Shareholders,

As Odysight.ai continues to build its position at the intersection of deep tech, aerospace, defense, and industrial AI, the past year has marked an important phase in our evolution. With rising global defense investment and accelerating AI adoption, we have advanced our strategy, strengthened our capabilities, and delivered meaningful progress.

Three years ago, I stepped into the role of CEO with a clear objective: to make Odysight.ai a leader in deep tech for aerospace, defense, and industrial AI. Since then, through innovation, collaboration, and your continued trust, we have achieved significant accomplishments and built strong momentum. I am grateful for your support and look forward to sharing our results and outlook.

Key Highlights - this year has been pivotal for Odysight.ai, with major milestones achieved, that we believe position us for sustained growth:

●	NASDAQ Uplisting: In February 2025, we successfully uplisted to NASDAQ (ODYS), a testament to the confidence of the investment community. This move has increased our visibility and credibility on the global stage, opening doors to new investors and partners.
●	Capital Raised: Alongside the uplisting, we raised $23.7 million, strengthening our debt-free balance sheet and providing the resources needed to accelerate our growth initiatives. Our cash balance[1] total approximately $26 million, enabling us the flexibility to invest in global market expansion, enhanced products development, and talent acquisition.
●	Backlog and Sales: We have secured over $14 million[2] in signed contracts with strategic customers, reflecting the growing demand for our solutions. Our backlog is robust, with several advanced business processes in the final stages of preparation for contracts and orders. These achievements underscore our ability to convert innovation into tangible business results.
●	Market Potential: Our primary focus on aerospace, complemented by a measured expansion into heavy transportation and industrial sectors, creates opportunities in markets undergoing rapid transformation. The global shift toward predictive maintenance, AI-driven analytics, and autonomous systems aligns perfectly with our core competencies.

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Strategic Priorities - our strategy is clear and focused. We are committed to enhancing our leadership position in aerospace, where our AI-driven sensors, software, and data analytics are redefining industry standards. In addition, we expand thoughtfully into adjacent markets, leveraging our core technology to address new challenges and opportunities.

Our solutions operate on leading aerospace platforms, which remain central to our business. Importantly, our AI platform is not subject to export-control restrictions, enabling deployment across defense, civilian aviation, industrial, automotive and energy markets.

Expansion in Aerospace

●	Rotorcraft:

○	Israel: We announced a fleet-level order for the Israel Air Force’s Lockheed Martin SH60 and first orders for the Israeli Air Force Boeing AH64. These orders represent a significant endorsement of our technology by one of the world’s most respected air forces. The systems enhance operational availability, safety, and maintenance efficiency, and are being evaluated for additional fleets. Our clients include Elbit Systems Ltd. and Israel Aerospace Industries (IAI).

○	Europe and US: We completed flight demonstrations and obtained approvals on a AW139 Leonardo helicopter operated by the Italian Air Force, creating a pathway to procurement programs and OEM-led expansion across additional fleets. The MH-139A Grey Wolf is also operated by the U.S. Air Force with Boeing acting as the prime contractor.

●	UAVs:

○	We secured a contract exceeding $10 million with a top 25 global defense company for the development and supply of hundreds of Odysight.ai systems. These systems are now embedded in multiple UAV platforms, delivering proven reliability and operational value. Our technology enables real-time data collection and analysis, supporting mission-critical decision-making far from base operations. The military UAV market we seek to address comprises tens of thousands of medium and large UAVs and is expanding rapidly, with our footprint extending across all UAV segments.

○	The Israeli Ministry of Defense announced the installation and successful flight of Odysight.ai’s system on the Heron TP (Eitan) UAV. Our advanced system monitors the widely used PT6 engine which is installed globally in thousands of UAVs.

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●	Space:

○	Our relationship with NASA continues to grow, with a repeat order for our system to be installed on a new space vehicle. This collaboration validates our deep technology at the highest level and demonstrates its versatility in extreme environments.

Measured Expansion Beyond Aerospace

While aerospace remains our core, we are pursuing a measured expansion into specialized trucks and armored personnel carriers (APCs), as well as select industrial and infrastructure applications. Adoption in industrial markets is increasingly regulation-driven, as governments and operators mandate condition-based and predictive maintenance for safety-critical systems.

●	Railway Monitoring: Our system for Israel Railways is already operational and awaiting serial orders, demonstrating the effectiveness of our technology in supporting reliable and efficient rail operations.
●	Elevator Safety: We have completed successful pilots and received initial orders in elevator safety across Europe. Notably, our optical solution for elevator cable and belt monitoring is being integrated into a new product by a leading European company, with the potential to scale to hundreds of thousands of units.
●	Mining Trucks: Our mining truck solution has proven its value in some of the world’s most challenging environments in South America, delivering robust performance and safety enhancements for heavy-duty industrial applications.
●	Military Armored Personnel Carriers: We successfully completed a proof of concept in highly challenging operational conditions, demonstrating strong performance and potential for fleet-wide deployment.

International Expansion – We have accelerated our international expansion by deploying on-the-ground teams in key growth markets, specifically the United States and the European Union, where we have established an Odysight.ai subsidiary. These initiatives are essential for strengthening our local presence, enhancing customer engagement.

Key Achievements

●	Aerospace Endorsement: Our systems are operational on flagship UAVs, rotorcrafts, and fixed wing platforms supporting both military and industrial aviation worldwide. The adoption of our technology by leading organizations such as the Israeli Air Force, Elbit Systems, and NASA is a testimony to the uniqueness of our solutions and our execution capabilities.
●	Industrial Versatility: Our solutions are being adopted in diverse sectors, from elevator safety to railway infrastructure and mining operations. Each new application demonstrates the flexibility and scalability of our core technology.

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Challenges

●	Lengthy Sales Cycles: The sales cycles in aerospace and defense are inherently long and complex, often involving rigorous testing, certification, and negotiation processes. While this can delay revenues, each contract we secure strengthens our reputation and opens doors to further opportunities.
●	Focus and Discipline: As we expand into new markets, it is essential to maintain our focus and discipline, ensuring that we do not dilute our efforts or compromise on quality. Our strategy is to lead in aerospace while selectively pursuing high-potential opportunities in adjacent sectors.

Outlook - I am optimistic and energized about our prospects. Several trends reinforce our confidence in the future:

●	Increase in Defense Budgets: Global security concerns are driving increased investment in defense, accelerating demand for advanced monitoring and predictive maintenance solutions. Our dual-use technology is uniquely positioned to address these needs, providing real-time insights and enhancing operational readiness.
●	Aging of Global Civil and Military Aviation Fleets: As fleets age, the need for predictive maintenance becomes more critical to keep platforms operational and safe. Our AI-powered platform enables customers to monitor the health of their assets, reduce downtime, and extend the life of their equipment. This capability is increasingly recognized as a strategic advantage by our customers.
●	Rise of Autonomous Vehicles: The proliferation of autonomous systems in aviation, transportation, and industry requires sophisticated monitoring and analytics. Our solutions are at the forefront of this trend, providing the data and insights needed to ensure safety, reliability, and efficiency.
●	Innovation and Growth: We plan to continue to invest in R&D, talent, and partnerships to drive innovation and expand our market presence. Our goal is to become the standard in predictive maintenance and AI-driven insights for critical systems worldwide.

None of our achievements would be possible without the dedication of our talented team, the support of our partners, and your trust, our shareholders. I am deeply grateful for your belief in our vision and your commitment to our journey. Together, we are building a company that is not only shaping the future of predictive maintenance and AI-driven insights but also creating lasting value for all stakeholders.

Thank you for your continued support.

With gratitude,

Yehu Ofer

CEO, Odysight.ai

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Estimated Cash Balance for the Year Ending December 31, 2025 (Unaudited)

This press release includes an estimated cash balance for the year ended December 31, 2025. This estimate is based on the information available to us at this time. Our actual cash balance may differ materially from the amount presented due to the completion of our financial closing and accounting procedures, including final adjustments, the completion of the preparation and audit of the Company’s financial statements and the subsequent occurrence or identification of events prior to the filing of the audited consolidated financial statements for the fiscal year ending December 31, 2025, in the Company’s Annual Report on Form 10-K. The estimated cash balance has not been audited or reviewed by our independent registered public accounting firm. This estimate should not be viewed as a substitute for our full interim or annual financial statements. Accordingly, you should not place undue reliance on this preliminary data. In addition, any such statements regarding the Company’s financial performance are not necessarily indicative of the Company’s financial performance that may be expected to occur for the fiscal year ending December 31, 2025, or for any future fiscal period.

Backlog

We present our results of operations in a way that we believe will be the most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Backlog is presented for supplemental informational purposes only, and is not intended to be a substitute for any GAAP financial measures, including revenue or net income (loss), and, as calculated, may not be comparable to companies in other industries or within the same industry with similarly titled measures of performance. In addition, backlog should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Therefore, backlog should be considered in addition to, not as a substitute for, or in isolation from, measures prepared in accordance with GAAP.

About Odysight.ai®

Odysight.ai, incorporated in Nevada U.S., with European and Israeli subsidiaries, pioneers Predictive Maintenance (PdM) and Condition-Based Monitoring (CBM) markets with an innovative AI platform that transforms critical systems across Aviation & Aerospace, Transportation, and Industry. Leveraging advanced visual sensing, real-time analytics, and AI-driven insights, Odysight.ai enables safer, smarter, and more efficient operations. The Company’s technology has been deployed in projects with NASA, the U.S. Department of Defense and leading aerospace OEMs, delivering measurable improvements in system reliability and maintenance efficiency. See what others miss. Predict what matters most.

For more information, please visit: http://www.odysight.ai or follow us on Twitter, LinkedIn and YouTube.

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Forward-Looking Statement

Information set forth in this news release contains forward-looking statements within the meaning of safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to future events or our future performance. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding expectations regarding monetization of backlog. the potential of the Company’s technology and the Company’s potential for long-term growth. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Those statements are based on information we have when those statements are made or our management’s current expectation and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward- looking statements. Factors that may affect our results, performance, circumstances or achievements include, but are not limited to the following: (i) market acceptance of our existing and new products, including those that utilize our micro Odysight.ai technology or offer Predictive Maintenance and Condition Based Monitoring applications, (ii) lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device and related industries from much larger, multinational companies, (v) product liability claims, product malfunctions and the functionality of Odysight.ai’s solutions under all environmental conditions, (vi) our limited manufacturing capabilities and reliance on third-parties for assistance, (vii) an inability to establish sales, marketing and distribution capabilities to commercialize our products, (viii) an inability to attract and retain qualified personnel, (ix) our efforts obtain and maintain intellectual property protection covering our products, which may not be successful, (x) our reliance on a single customer that accounts for a substantial portion of our revenues, (xi) our reliance on single suppliers for certain product components, including for miniature video sensors which are suitable for our Complementary Metal Oxide Semiconductor technology products, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain, (xiii) the impact of computer system failures, cyberattacks or deficiencies in our cybersecurity, (xiv) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical, global supply chain and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction, including the adoption or expansion of economic sanctions, tariffs or trade restrictions and (xv) political, economic and military instability in Israel, including the impact of Israel’s war against Hamas, Hezbollah and Iran. These and other important factors discussed in Odysight.ai’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 26, 2025, and our other reports filed with the SEC, could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Except as required under applicable securities legislation, Odysight.ai undertakes no obligation to publicly update or revise forward-looking information.

Company Contact:

Einav Brenner, CFO

info@Odysight.ai

Investor Relations Contact:

Miri Segal, MS-IR LLC

msegal@ms-ir.com

1. Unaudited. Including cash, cash equivalent and restricted cash, as of December 31,2025.

2. Represents backlog as of December 31, 2025. Backlog is measured and defined differently by companies within our industry. We refer to “backlog” as our booked orders based on purchase orders or hard commitments but not yet recognized as revenue. Backlog is not a comprehensive indicator of future revenue and is not a measure of profitability. Orders included in backlog may be cancelled or rescheduled by customers. A variety of conditions, both specific to the individual customer and generally affecting the customer’s industry, may cause customers to cancel, reduce or delay orders that were previously made or anticipated. Projects may remain in backlog for extended periods of time.

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